                                   Exhibit 21

                       SUBSIDIARIES OF ABBOTT LABORATORIES

     The following is a list of subsidiaries of Abbott Laboratories. Abbott Laboratories is not a subsidiary of any other corporation. Where ownership of a subsidiary is less than 100% by Abbott Laboratories or an Abbott Laboratories' subsidiary, such has been noted by designating the percentage of ownership.


Domestic Subsidiaries                                    Incorporation
---------------------                                    -------------

Abbott Chemicals Plant, Inc.                              Puerto Rico


Abbott Equity Investments LLC                             Delaware


Abbott Exchange Inc.                                      Delaware


Abbott Fermentation Products                              Puerto Rico
 de Puerto Rico, Inc.


Abbott Health Products, Inc.                              Delaware


Abbott Home Infusion Services of                          New York
New York, Inc.


Abbott International Ltd.                                 Delaware


Abbott International Ltd.
 of Puerto Rico                                           Puerto Rico


Abbott Laboratories Inc.                                  Delaware


Abbott Laboratories                                       Illinois
 International Co.



Abbott Laboratories Pacific Ltd.                          Illinois


Abbott Laboratories (Puerto Rico)
  Incorporated                                            Puerto Rico


Abbott Laboratories                                       Delaware
 Purchasing Company LLC

Abbott Laboratories Residential
  Development Fund, Inc.                                  Illinois


Abbott Laboratories Services Corp.                        Illinois


Abbott Trading Company, Inc.                              Virgin Islands


Abbott Universal Ltd.                                     Delaware


CMM Transportation, Inc.                                  Delaware


Corporate Alliance, Inc.                                  Delaware


IMTC Technologies, Inc.                                   Delaware


Murex Diagnostics, Inc.                                   Delaware


North Shore Properties, Inc.                              Delaware


Oximetrix de Puerto Rico, Inc.                            Delaware


Perclose, Inc.                                            Delaware


Solartek Products, Inc.                                   Delaware

Sorenson Research Co., Inc.                               Utah



Swan-Myers, Incorporated                                  Indiana


TAP Finance Inc.                                          Delaware


TAP Pharmaceuticals Inc.                                  Delaware         50%(1)


TAP Pharmaceutical Products Inc.                          Delaware         50%


Tobal Products Incorporated                               Illinois



-------------------------
(1)  TAP Pharmaceuticals Inc. is a wholly-owned subsidiary of TAP Holdings,
Inc.

                                                          Country
                                                          in Which
Foreign Subsidiaries                                      Organized
--------------------                                      ---------

Abbott Laboratories Argentina, S.A.                       Argentina


Abbott Australasia Pty. Limited                           Australia


Abbott Laboratories Executive                             Australia
 Superannuation Pty. Limited


Abbott Laboratories                                       Australia
 Superannuation Pty. Limited


MediSense Australia Pty. Ltd.                             Australia


Abbott Gesellschaft m.b.H.                                Austria


Abbott Hospitals Limited                                  Bahamas


Abbott Laboratories de Costa Rica Ltd.                    Bahamas


Abbott Laboratories (Bangladesh) Ltd.                     Bangladesh        85%


Murex Diagnostics International, Inc.                     Barbados


Abbott, S.A.                                              Belgium


Abbott Ireland                                            Bermuda


Abbott Laboratorios do Brasil Ltda.                       Brazil


Abbott Laboratories Limited                               Canada

International Murex                                       Canada
 Technologies Corporation


Abbott Laboratories de Chile                              Chile
 Limitada


Ningbo Asia-Pacific Biotechnology, Ltd.                   China           25%


Shanghai Abbott Pharmaceutical Co., Ltd.                  China           75%(2)


Abbott Laboratories de Colombia, S.A.                     Colombia


Abbott Laboratories s.r.o.                                Czech Republic


Abbott Laboratories A/S                                   Denmark


Abbott Laboratorios del Ecuador, S.A.                     Ecuador


Abbott, S.A. de C.V.                                      El Salvador


Abbott Investments Limited                                England


Abbott Laboratories Limited                               England


Abbott (UK) Finance Limited                               England


Abbott (UK) Holdings Limited                              England


Abbott Laboratories Trustee                               England
 Company Limited


IMTC Holdings (UK) Limited                                England

-------------------------

(2) Shanghai Abbott Pharmaceutical Co., Ltd. is 75% owned by Abbott Laboratories Ltd. (Hong Kong)


MediSense UK Ltd.                                         England


Murex Biotech Limited (UK)                                England


Murex Biotech (UK) Limited (Sales)                        England


Abbott OY                                                 Finland


Abbott France S.A.                                        France


Alcyon Analyzer S.A.                                      France


MediSense France SARL                                     France


Murex Diagnostics (France) S.A.                           France


Abbott G.m.b.H.                                           Germany


Abbott Diagnostics G.m.b.H                                Germany


Murex Diagnostica GmbH                                    Germany


Abbott Laboratories (Hellas) S.A.                         Greece


Abbott Grenada Limited                                    Grenada


Abbott Laboratorios, S.A.                                 Guatemala


Abbott Laboratories Limited                               Hong Kong


Abbott Laboratories (Hungary) Ltd.                        Hungary


Abbott Laboratories (India) Ltd.                          India             51%


Abind Healthcare Private Limited                          India


P. T. Abbott Indonesia                                    Indonesia         97%


Abbott Laboratories, Ireland,                             Ireland
 Limited


Abbott Ireland Ltd.                                       Ireland


Murex Medical Research Limited                            Isle of Mann


Technology License Company Limited                        Isle of Mann


Abbott S.p.A.                                             Italy


Murex Diagnostici S.p.A.                                  Italy


Abbott West Indies Limited                                Jamaica           51%


Consolidated Laboratories Limited                         Jamaica


Abbott Japan K.K.                                         Japan


Dainabot Co., Ltd.                                        Japan             82%


Abbott Korea Limited                                      Korea


Abbott Middle East S.A.R.L.                               Lebanon


Abbott Laboratories
 (Malaysia) Sdn. Bhd.                                     Malaysia


Abbott Laboratories de
 Mexico, S.A. de C.V.                                     Mexico


Abbott Laboratories (Mozambique)
 Limitada                                                 Mozambique


Abbott Logistics B.V.                                     The Netherlands


Abbott B.V.                                               The Netherlands


Abbott Laboratories B.V.                                  The Netherlands


Abbott Finance B.V.                                       The Netherlands



Abbott Holdings B.V.                                      The Netherlands


MediSense Europe B.V.                                     The Netherlands


MediSense Netherlands, B.V.                               The Netherlands


IMTC Holdings B.V.                                        The Netherlands


IMTC Finance B.V.                                         The Netherlands


Murex Diagnostics Benelux B.V.                            The Netherlands


Abbott Laboratories (N.Z.) Limited                        New Zealand


Abbott Laboratories Nigeria Limited                       Nigeria           40%


Abbott Norge A S                                          Norway


Abbott Laboratories (Pakistan) Limited                    Pakistan          83.42%


Abbott Laboratories, C.A.                                 Panama


Abbott Overseas, S.A.                                     Panama


Abbott Laboratorios S.A.                                  Peru


Abbott Laboratories                                       Philippines


Union-Madison Realty Company, Inc.                        Philippines       40%



Abbott Laboratories Sp. z.o.o.                            Poland


Abbott Laboratorios, Limitada                             Portugal


Abbottfarma - Promocao de Produtos                        Portugal
Farmaceuticos, Limitada


Abbott Laboratories (Singapore)                           Singapore
 Private Limited


Abbott Laboratories South Africa                          South Africa
 (Pty.) Limited


Abbott Laboratories, S.A.                                 Spain


Abbott Cientifica, S.A.                                   Spain


Murex Diagnosticos, S.A.                                  Spain


Abbott Scandinavia A.B.                                   Sweden


Abbott A.G.                                               Switzerland


Abbott Laboratories S.A.                                  Switzerland


Abbott Finance Company S.A.                               Switzerland


Abbott Laboratories Taiwan Limited                        Taiwan


Abbott Laboratories Limited                               Thailand


Abbott Laboratuarlari Ithalat Ihracat
 Ve Tecaret Limited Sirketi                               Turkey


Abbott Laboratories Uruguay Limitada                      Uruguay


Abbott Laboratories, C.A.                                 Venezuela


Medicamentos M & R, S.A.                                  Venezuela
